SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Filed Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):

                                August 1, 1996

                          De Tomaso Industries, Inc.
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            (Exact name of registrant as specified in its charter)


          Maryland                     0-2642                   52-0466460
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)

          P.O. Box 856 107 Monmouth Street, Red Bank, New Jersey 07701
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                    (Address of principal executive offices)

      Registrant's telephone number, including area code: (908)842-7200

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ITEM 4. Changes in Registrant's Certifying Accountants

        On August 1, 1996, the Audit Committee of the Board of Directors of De Tomaso Industries, Inc. ("DTI") approved the dismissal of Reconta Ernst & Young S.p.A. ("RE&Y") as DTI's independent auditors and the retention of Arthur Andersen LLP as DTI's new principal independent auditors. The change was implemented due to budgetary considerations.

        Neither of RE&Y's reports on DTI's financial statements for the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of DTI's financial statements for each of the two fiscal years ended December 31, 1995 and December 31, 1994, and in the subsequent interim period, there were no disagreements with RE&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of RE&Y, would have caused RE&Y to make reference to the matter in their report.

        The Company has requested RE&Y to furnish it with a letter, addressed to the Commission, to that effect. A copy of that letter is annexed as an Exhibit to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

        (a) Exhibits. Exhibit 16.1 Letter, dated August 7, 1996, from Reconta Ernst & Young S.p.A. regarding its concurrence with the statements made by the Registrant in this report concerning the dismissal of Reconta Ernst & Young S.p.A. as the Registrant's principal independent auditors.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 8, 1996              DE TOMASO INDUSTRIES, INC.


                                    By: /S/ HOWARD E. CHASE
                                       --------------------------
                                    Name:  Howard E. Chase
                                    Title: Director and President


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